Exhibit 107

Calculation of Filing Fee Tables

           S-8

(Form Type)

                METEN HOLDING GROUP LTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees To Be Paid	Equity	Ordinary shares, par value $0.003 per share, issuable under the 2020 Share Incentive Plan of Meten Holding Group Ltd.(4)	Rule 457(h) and Rule 457(c)	398,000	(2)(3)	$0.5249	(3)	$208,910.2	0.0000927	$19.37
	Total Offering Amounts							$208,910.2		$19.37
	Total Fees Previously Paid									$0
	Total Fee Offset									$0
	Net Fee Due									$19.37

(1)	This registration statement on Form S-8 (this “Registration Statement”) registers 398,000 ordinary share, par value of US$0.003 per share, of Meten Holding Group Ltd. (the “Registrant”) (the “Ordinary Shares”), representing additional Ordinary Shares that became available for issuable under the Registrant’s 2020 Share Incentive Plan (the “Share Incentive Plan”) in 2022 under the terms of the Share Incentive Plan. In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued under the Share Incentive Plan to prevent dilution from stock splits, stock dividends or similar transactions as provided in the Share Incentive Plan.

(2)	Has given effect to the share consolidation of 30 ordinary shares with par value of US$0.0001 each in the Registrant’s issued and unissued share capital into one ordinary share with par value of US$0.003 each of the Registrant effective on May 4, 2022.

(3)	The amount to be registered represents the Ordinary Shares available for future issuance under the Share Incentive Plan. The corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on the average of the high and low prices for the Registrant’s Ordinary Shares as quoted on the Nasdaq Capital Market on September 16, 2022, which is within five (5) business days prior to the date of this Registration Statement.

(4)	Any Ordinary Shares covered by an award granted under the Share Incentive Plan (or portion of an award) that expires, for any reason, is cancelled or terminated without having been exercise or settled or that is forfeited or repurchased and held as treasury shares shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Ordinary Shares which may be issued under the Share Incentive Plan.